PRESS RELEASE
GE Delivers Consecutive Quarter of Double-Digit Continuing EPS Growth;
EPS of $0.29 for 3Q10, Up 32%;
GE Capital Earned $871MM with Pre-tax Continuing Earnings of $527MM;
Equipment Orders Increased 9%

3Q 2010 Highlights (Continuing Operations Attributable to GE)

•	EPS of $0.29, up 32%; earnings of $3.2 billion, up 29%
•	Total company orders of $19.4 billion, up 7%; equipment orders up 9%
•	GE Capital credit losses continued to decline and earnings are improving; reserves flat
•	$78 billion consolidated cash and equivalents
•	Industrial cash flow from operations on track for $14-$15 billion at YE, high end of plan
•	Industrial operating margins strong at 16.4%, excluding NBCU
•	Executing capital allocation plan, including company stock repurchase ($0.9 billion YTD), increased dividend and strategic acquisitions

FAIRFIELD, Conn. – October 15, 2010 – GE announced today third-quarter 2010 earnings from continuing operations (attributable to GE) of $3.2 billion, with EPS of $0.29 per share up 32% from the third quarter of 2009.  GE’s economic environment continues to improve, as evidenced by consecutive quarters of orders and continuing-earnings growth.

Revenues were $35.9 billion for the quarter, down 5%, consistent with the first half of 2010. Revenues were impacted by lower equipment sales and reduced GE Capital assets. GE expects fourth-quarter 2010 Industrial revenues to grow sequentially from third quarter and to be about flat with the year-ago period.

“For the first time in eight quarters, we saw growth in both equipment and service orders,” GE Chairman and CEO Jeff Immelt said.  “Equipment orders increased 9%, including 33% growth in Technology Infrastructure.  We had strong global demand, including orders for 60 GE90 aircraft engines by Emirates, 142 Evolution Series locomotives for the North American market, and seven gas and two steam turbines to supply power to Saudi Electric Company. Healthcare orders in China and India improved by more than 20%.  Service-orders growth reflects increased installed-base utilization.  Overall backlog remained flat at $172 billion.

“Company execution was strong in the quarter,” Immelt said. “Industrial operating margins were 16.4%, up 40 basis points, excluding NBC Universal.  We continued to invest for global product leadership, competitive adjacent-market positioning and efficient operations.  We increased year-to-date research and development investment 21%.  Cash generated from Industrial operating activities totaled $3.8 billion in the quarter and we are on track for $14-$15 billion this year, the high end of our plan.  At quarter-end, GE had $78 billion of consolidated cash and equivalents. Strong cash generation remains a hallmark for GE.”

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Energy Infrastructure delivered as expected in a tough environment, with flat operating profit on declining revenues. Healthcare profit improved 14%, driven by improved global demand. Aviation profits declined, reflecting initial shipments of the new GEnx engine and in comparison to a gain in the third quarter of 2009. Revenues at NBCU were flat at $4.1 billion with operating profit down 15%; NBCU revenue and operating profit were favorable compared to the year-ago period after adjusting for 2009 transactions without comparable events in 2010.

“GE Capital continues to outperform expectations and position itself to play offense,” Immelt said.  “Higher core income and lower losses indicate that business has turned the corner and our efforts over the past 18 months to strengthen the franchise are paying off.  Net earnings of $0.9 billion were up $0.7 billion from a year ago.  Reserves remained flat at $9.1 billion, while key performance measurements continued to improve.  Further, we saw year-over-year and quarter-over-quarter improvements in most GE Capital portfolios, with particularly strong performance in Consumer and Commercial Lending and Leasing.

“GE Capital has strengthened its franchise into an advantaged specialty-finance player that is creating value for GE shareholders,” Immelt said.  “GE Capital is well positioned with respect to Basel III capital requirements and we expect earnings growth in our financial services business to continue.

“Also in the quarter, GE Capital increased reserves by $1.1 billion related to our disposition of our former Japan consumer finance business, recorded in discontinued operations,” Immelt said.  “Based on what we know today, we believe this update fully addresses our claims risk.”

There were no other significant charges or gains in the third quarter.

“Effective capital allocation will benefit GE investors as we go forward,” Immelt said. “Recent capital-allocation moves have included GE Energy’s announced $3.0 billion acquisition of Dresser, Inc., a global energy infrastructure technology and service provider; GE Capital’s announced acquisition of $1.6 billion in sales finance portfolios from Citi Retail Partner Cards; and our Power & Water business’ announced purchase of Calnetix Power Solutions for entrance into the $1 billion waste-heat-recovery segment.  In the third quarter of 2010, we increased the dividend 20% and extended our share repurchase program.  We are confident in our financial strength and cash flow.

“Third-quarter 2010 results should give investors confidence that a renewed GE should grow earnings and dividends in 2011 and beyond,” Immelt said.

Third-Quarter 2010 Financial Highlights:

Earnings from continuing operations attributable to GE were $3.2 billion, up 29% from $2.5 billion in the third quarter of 2009. EPS from continuing operations was $0.29, up 32% from last year. Segment profit increased 11% compared with the third quarter of 2009 as an over 500% increase at GE Capital more than offset earnings declines of 10% at Technology Infrastructure and 15% at NBCU.

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Including the effects of discontinued operations, third-quarter net earnings attributable to GE common shareowners were $2.0 billion ($0.18 per share) in the third quarter of 2010 compared with $2.4 billion ($0.23 per share) in the third quarter of 2009.

Revenues decreased 5% to $35.9 billion. GE Capital Services’ revenues fell 2% versus last year to $12.5 billion. Industrial sales were $23.6 billion, down 6% from the third quarter of 2009.

Cash generated from GE Industrial operating activities in the first nine months of 2010 totaled $10.1 billion, down 11% from $11.4 billion last year.

The accompanying tables include information integral to assessing the company’s financial position, operating performance and cash flow.

GE will discuss preliminary third-quarter results on a Webcast at 8:30 a.m. ET today, available at www.ge.com/investors.  Related charts will be posted there prior to the Webcast.

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GE (NYSE: GE) is a diversified infrastructure, finance and media company taking on the world’s toughest challenges. From aircraft engines and power generation to financial services, health care solutions, and television programming, GE operates in more than 100 countries and employs about 300,000 people worldwide. For more information, visit the company's Web site at www.ge.com.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; the impact of conditions in the financial and credit markets on the availability and cost of General Electric Capital Corporation’s (GECC) funding and on our ability to reduce GECC’s asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; changes in Japanese consumer behavior that may affect our estimates of liability for Grey Zone claims; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level; the level of demand and financial performance of the major industries we serve, including, without limitation, air and rail transportation, energy generation, network television, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation; strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Media Contact:
Anne Eisele, 203.373.3061 (office); 203.522.9045 (mobile)
anne.eisele@ge.com

Investor Contact:
Trevor Schauenberg, 203.373.2424 (office)
trevor.schauenberg@ge.com

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE (a)			Financial Services (GECS)
Three months ended September 30	2010	2009	V %	2010	2009	V %	2010	2009	V %
Revenues
Sales of goods and services	$23,601	$25,143		$23,593	$25,125		$40	$213
Other income	187	438		223	476		–	–
GECS earnings from continuing operations	–	–		832	133		–	–
GECS revenues from services	12,100	12,218		–	–		12,429	12,533
Total revenues	35,888	37,799	(5)%	24,648	25,734	(4)%	12,469	12,746	(2)%

Costs and expenses
Cost of sales, operating and administrative
expenses	25,772	27,902		20,251	22,277		5,719	5,962
Interest and other financial charges	4,039	4,322		393	352		3,790	4,128
Investment contracts, insurance losses and
insurance annuity benefits	741	732		–	–		796	785
Provision for losses on financing receivables	1,696	2,868		–	–		1,696	2,868
Total costs and expenses	32,248	35,824	(10)%	20,644	22,629	(9)%	12,001	13,743	(13)%

Earnings (loss) from continuing operations
before income taxes	3,640	1,975	84%	4,004	3,105	29%	468	(997)	F
Benefit (provision) for income taxes	(318)	484		(705)	(654)		387	1,138
Earnings from continuing operations	3,322	2,459	35%	3,299	2,451	35%	855	141	F

Earnings (loss) from discontinued operations,
net of taxes	(1,105)	40		(1,105)	40		(1,104)	40	U

Net earnings (Ioss)	2,217	2,499	(11)%	2,194	2,491	(12)%	(249)	181	U

Less net earnings (loss) attributable to
noncontrolling interests	162	5		139	(3)		23	8
Net earnings (loss) attributable to the Company	2,055	2,494	(18)%	2,055	2,494	(18)%	(272)	173	U

Preferred stock dividends declared	(75)	(75)		(75)	(75)		–	–
Net earnings (loss) attributable to GE
common shareowners	$1,980	$2,419	(18)%	$1,980	$2,419	(18)%	$(272)	$173	U

Amounts attributable to the Company:
Earnings from continuing operations	$3,160	$2,454	29%	$3,160	$2,454	29%	$832	$133	F
Earnings (loss) from discontinued operations,
net of taxes	(1,105)	40		(1,105)	40		(1,104)	40
Net earnings (loss) attributable to the Company	$2,055	$2,494	(18)%	$2,055	$2,494	(18)%	$(272)	$173	U

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.29	$0.22	32%
Basic earnings per share	$0.29	$0.22	32%

Per-share amounts - net earnings
Diluted earnings per share	$0.18	$0.23	(22)%
Basic earnings per share	$0.18	$0.23	(22)%

Total average equivalent shares
Diluted shares	10,691	10,638	–%
Basic shares	10,674	10,638	–%

Dividends declared per common share	$0.12	$0.10	20%

(a) Refers to the Industrial businesses of the Company including GECS on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See Note 1 to the 2009 consolidated financial statements at www.ge.com/ar2009 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE (a)			Financial Services (GECS)
Nine months ended September 30	2010	2009	V %	2010	2009	V %	2010	2009	V %
Revenues
Sales of goods and services	$71,778	$75,348		$71,505	$75,159		$489	$691
Other income	815	900		903	1,035		–	–
GECS earnings from continuing operations	–	–		2,193	1,479		–	–
GECS revenues from services	37,344	39,097		–	–		38,299	39,969
Total revenues	109,937	115,345	(5)%	74,601	77,673	(4)%	38,788	40,660	(5)%

Costs and expenses
Cost of sales, operating and administrative
expenses	78,634	83,042		61,849	65,986		17,508	17,950
Interest and other financial charges	12,371	14,302		1,166	1,076		11,598	13,717
Investment contracts, insurance losses and
insurance annuity benefits	2,210	2,257		–	–		2,353	2,381
Provision for losses on financing receivables	5,968	8,021		–	–		5,968	8,021
Total costs and expenses	99,183	107,622	(8)%	63,015	67,062	(6)%	37,427	42,069	(11)%

Earnings (loss) from continuing operations
before income taxes	10,754	7,723	39%	11,586	10,611	9%	1,361	(1,409)	F
Benefit (provision) for income taxes	(1,634)	566		(2,479)	(2,393)		845	2,959
Earnings from continuing operations	9,120	8,289	10%	9,107	8,218	11%	2,206	1,550	42%

Loss from discontinued operations,
net of taxes	(1,683)	(175)		(1,683)	(175)		(1,679)	(157)

Net earnings	7,437	8,114	(8)%	7,424	8,043	(8)%	527	1,393	(62)%

Less net earnings attributable to noncontrolling
interests	328	102		315	31		13	71
Net earnings attributable to the Company	7,109	8,012	(11)%	7,109	8,012	(11)%	514	1,322	(61)%

Preferred stock dividends declared	(225)	(225)		(225)	(225)		–	–
Net earnings attributable to GE common
shareowners	$6,884	$7,787	(12)%	$6,884	$7,787	(12)%	$514	$1,322	(61)%

Amounts attributable to the Company:
Earnings from continuing operations	$8,792	$8,187	7%	$8,792	$8,187	7%	$2,193	$1,479	48%
Loss from discontinued operations,
net of taxes	(1,683)	(175)		(1,683)	(175)		(1,679)	(157)
Net earnings attributable to the Company	$7,109	$8,012	(11)%	$7,109	$8,012	(11)%	$514	$1,322	(61)%

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.80	$0.75	7%
Basic earnings per share	$0.80	$0.75	7%

Per-share amounts - net earnings
Diluted earnings per share	$0.64	$0.73	(12)%
Basic earnings per share	$0.64	$0.73	(12)%

Total average equivalent shares
Diluted shares	10,689	10,601	1%
Basic shares	10,672	10,601	1%

Dividends declared per common share	$0.32	$0.51	(37)%

(a) Refers to the Industrial businesses of the Company including GECS on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See Note 1 to the 2009 consolidated financial statements at www.ge.com/ar2009 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three Months			Nine Months
	Ended September 30			Ended September 30
(Dollars in millions)	2010	2009	V %	2010	2009	V %

Revenues
Energy Infrastructure(a)	$8,359	$9,769	(14)%	$26,554	$29,310	(9)%
Technology Infrastructure(a)	9,210	9,306	(1)%	26,930	28,466	(5)%
NBC Universal	4,069	4,079	–%	12,139	11,168	9%
GE Capital(a)	11,616	12,005	(3)%	36,244	38,516	(6)%
Home & Business Solutions(a)	2,125	2,136	(1)%	6,315	6,229	1%
Total segment revenues	35,379	37,295	(5)%	108,182	113,689	(5)%
Corporate items and eliminations	509	504	1%	1,755	1,656	6%
Consolidated revenues from continuing operations	$35,888	$37,799	(5)%	$109,937	$115,345	(5)%

Segment profit (b)
Energy Infrastructure(a)	$1,656	$1,649	–%	$5,047	$4,830	4%
Technology Infrastructure(a)	1,474	1,645	(10)%	4,431	5,090	(13)%
NBC Universal	625	732	(15)%	1,431	1,662	(14)%
GE Capital(a)	871	141	F	2,308	1,601	44%
Home & Business Solutions(a)	104	104	–%	318	239	33%
Total segment profit	4,730	4,271	11%	13,535	13,422	1%

Corporate items and eliminations	(472)	(811)	42%	(1,098)	(1,766)	38%
GE interest and other financial charges	(393)	(352)	(12)%	(1,166)	(1,076)	(8)%
GE provision for income taxes	(705)	(654)	(8)%	(2,479)	(2,393)	(4)%

Earnings from continuing operations attributable to the Company	3,160	2,454	29%	8,792	8,187	7%

Earnings (loss) from discontinued operations, net of taxes, attributable to the Company	(1,105)	40	U	(1,683)	(175)	U

Consolidated net earnings attributable to the Company	$2,055	$2,494	(18)%	$7,109	$8,012	(11)%

(a)	Effective January 1, 2010, we reorganized our segments. We have reclassified prior-period amounts to conform to the current-period presentation.

(b)
Segment profit always excludes the effects of principal pension plans, results reported as discontinued operations, earnings attributable to noncontrolling interests and accounting changes, and may exclude matters such as charges for restructuring; rationalization and other similar expenses; in-process research and development and certain other acquisition-related charges and balances; technology and product development costs; certain gains and losses from dispositions; and litigation settlements or other charges, responsibility for which preceded the current management team.  Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment's management is measured – excluded in determining segment profit, which we sometimes refer to as "operating profit," for Energy Infrastructure, Technology Infrastructure, NBC Universal and Home & Business Solutions; included in determining segment profit, which we sometimes refer to as "net earnings," for GE Capital.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three Months			Nine Months
	Ended September 30			Ended September 30
(Dollars in millions)	2010	2009	V %	2010	2009	V %

Energy Infrastructure
Revenues	$8,359	$9,769	(14)%	$26,554	$29,310	(9)%

Segment profit	$1,656	$1,649	–%	$5,047	$4,830	4%

Revenues
Energy	$6,812	$7,979	(15)%	$22,044	$24,449	(10)%
Oil & Gas	1,778	1,953	(9)%	5,145	5,444	(5)%

Segment profit
Energy	$1,393	$1,340	4%	$4,393	$4,150	6%
Oil & Gas	287	338	(15)%	770	800	(4)%

Technology Infrastructure
Revenues	$9,210	$9,306	(1)%	$26,930	$28,466	(5)%

Segment profit	$1,474	$1,645	(10)%	$4,431	$5,090	(13)%

Revenues
Aviation	$4,391	$4,542	(3)%	$12,815	$13,978	(8)%
Healthcare	3,958	3,801	4%	11,793	11,310	4%
Transportation	869	970	(10)%	2,344	3,210	(27)%

Segment profit
Aviation	$805	$970	(17)%	$2,483	$2,973	(16)%
Healthcare	581	508	14%	1,739	1,509	15%
Transportation	101	177	(43)%	242	630	(62)%

GE Capital
Revenues	$11,616	$12,005	(3)%	$36,244	$38,516	(6)%

Segment profit	$871	$141	F	$2,308	$1,601	44%

Revenues
Commercial Lending and Leasing (CLL)(a)	$4,551	$4,725	(4)%	$13,651	$15,711	(13)%
Consumer(a)	4,612	4,848	(5)%	14,408	14,411	–%
Real Estate	953	981	(3)%	2,888	2,970	(3)%
Energy Financial Services	291	483	(40)%	1,677	1,617	4%
GE Capital Aviation Services (GECAS)(a)	1,321	1,125	17%	3,819	3,391	13%

Segment profit
CLL(a)	$443	$130	F	$987	$611	62%
Consumer(a)	826	443	86%	2,154	1,432	50%
Real Estate	(405)	(538)	25%	(1,332)	(948)	(41)%
Energy Financial Services	55	41	34%	334	181	85%
GECAS(a)	158	187	(16)%	763	733	4%

(a)  During the first quarter of 2009, we transferred the Transportation Financial Services business from GECAS to CLL and the Consumer business in Italy from Consumer to CLL. Prior-period amounts were reclassified to conform to the current-period presentation.

GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position

(Dollars in billions)
	Consolidated		GE (a)		Financial Services (GECS)
Assets	9/30/10	12/31/09	9/30/10	12/31/09	9/30/10	12/31/09
Cash & marketable securities	$124.1	$124.2	$13.0	$8.7	$111.7	$116.3
Receivables	17.7	16.5	9.7	9.8	–	–
Inventories	12.0	12.0	11.9	11.9	0.1	0.1
Financing receivables - net	322.3	329.2	–	–	331.3	336.9
Property, plant & equipment - net	65.5	69.2	11.8	12.5	53.7	56.7
Investment in GECS	–	–	66.9	70.8	–	–
Goodwill & intangible assets	74.4	77.5	44.3	45.1	30.1	32.4
Other assets	107.5	117.6	17.4	17.0	95.7	106.2
Assets of businesses held for sale	34.0	34.1	33.2	34.0	0.8	0.1
Assets of discontinued operations	1.3	1.5	0.1	0.1	1.3	1.5

Total assets	$758.8	$781.8	$208.3	$209.9	$624.7	$650.2

Liabilities and equity
Borrowings and bank deposits	$494.8	$510.2	$10.4	$12.2	$486.5	$500.3
Investment contracts, insurance liabilities and
insurance annuity benefits	31.3	31.6	–	–	31.7	32.0
Other liabilities	99.1	107.5	68.2	68.4	35.8	43.9
Liabilities of businesses held for sale	10.6	6.1	10.1	6.0	0.4	0.1
Liabilities of discontinued operations	2.4	1.3	0.2	0.2	2.3	1.1
GE shareowners' equity	115.5	117.3	115.5	117.3	66.9	70.8
Noncontrolling interests	5.1	7.8	3.9	5.8	1.1	2.0

Total liabilities and equity	$758.8	$781.8	$208.3	$209.9	$624.7	$650.2

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.

September 30, 2010, information is unaudited.  Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See Note 1 to the 2009 consolidated financial statements at www.ge.com/ar2009 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to cash generated from Industrial operating activities (Industrial CFOA) for the nine months ended September 30, 2010, compared with the nine months ended September 30, 2009, Industrial CFOA for the three months ended September 30, 2010 and Industrial operating margins excluding NBC Universal (NBCU). The reconciliation of these measures to the most comparable GAAP measures follows.

(Dollars in millions)	Nine months
	ended September 30
Industrial CFOA	2010	2009	V%

Cash from GE's operating activities as reported	$10,142	$11,442
Less dividends from GECS	–	–
Cash from GE's operating activities excluding
dividends from GECS (Industrial CFOA)	$10,142	$11,442	(11)%

		Three months ended September 30, 2010
Cash from GE's operating activities as reported		$3,828
Less dividends from GECS		–
Cash from GE's operating activities excluding
dividends from GECS (Industrial CFOA)		$3,828

We define “Industrial CFOA” as GE’s cash from operating activities less the amount of dividends received by GE from GECS. This includes the effects of intercompany transactions, including GE customer receivables sold to GECS; GECS services for trade receivables management and material procurement; buildings and equipment (including automobiles) leased by GE from GECS; information technology (IT) and other services sold to GECS by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GECS from third-party producers for lease to others; and various investments, loans and allocations of GE corporate overhead costs. We believe that investors may find it useful to compare GE’s operating cash flows without the effect of GECS dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. Management recognizes that this measure may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the Financial Services (GECS) cash flows. We believe that our measure of Industrial CFOA provides management and investors with a useful measure to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides a useful measure to supplement the reported GAAP CFOA measure.

Industrial Operating Margins excluding NBCU	Three months ended September 30
	2010			2009
Segment	Operating Profit	Revenues	Operating Margin %	Operating Profit	Revenues	Operating Margin %

Energy Infrastructure	$1,656	$8,359		$1,649	$9,769
Technology Infrastructure	1,474	9,210		1,645	9,306
Home and Business Solutions	104	2,125		104	2,136
Industrial excluding NBCU	3,234	19,694	16.4%	3,398	21,211	16.0%
NBCU	625	4,069		732	4,079
Industrial	$3,859	$23,763	16.2%	$4,130	$25,290	16.3%

We have provided the operating profit of our industrial businesses excluding our media business, NBC Universal, for the three months ended September 30, 2010 and 2009.  We believe that it is a useful comparison because it provides investors with information on the results of our industrial businesses without the NBC Universal business, which is classified as a business held for sale.  We believe that this measure, considered along with the corresponding GAAP measure, provides management and investors with additional information for comparison to other industrial businesses.